CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-297666 on Form S-6 of our report dated September 14, 2026, relating to the financial statement of FT 13217, comprising Electric Utilities, Infrastructure & Technology Portfolio, Series 8, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 14, 2026